Exhibit 23.03


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of United States Filter Corporation of our report dated June 13, 1996 relating to the consolidated financial statements of Davis Water & Waste Industries, Inc., which appears in the Current Report on Form 8-K of United States Filter Corporation dated June 27, 1996. We also consent to the reference to us under the heading "Independent Certified Public Accountants" in such Prospectus.


/s/ Price Waterhouse LLP
Price Waterhouse LLP

Atlanta, Georgia
April 3, 1997